Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 64 to the Registration Statement (Form N-1A, No. 333-03013) of Morgan Stanley Variable Insurance Fund, Inc., and to the incorporation by reference of our reports, dated February 17, 2017, on the Core Plus Fixed Income Portfolio, the Emerging Markets Debt Portfolio, the Emerging Markets Equity Portfolio, the Global Franchise Portfolio, the Global Infrastructure Portfolio, the Global Real Estate Portfolio, the Global Strategist Portfolio, the Growth Portfolio, the Mid Cap Growth Portfolio, and the U.S. Real Estate Portfolio (the ten portfolios comprising Morgan Stanley Variable Insurance Fund, Inc.) included in each Annual Report to shareholders for the fiscal year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 10, 2017